EXHIBIT 11




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Counsel and Independent Auditors", "Financial Highlights" and "Financial Information" and to the use of our report on the Fleming Fund and Fleming Fledgling Fund dated November 6, 1998, which is incorporated by reference, in this Registration Statement (Form N-1A 333-25803) of Fleming Capital Mutual Fund Group, Inc.



                                        ERNST & YOUNG LLP

New York, New York
November 23, 1998